Exhibit 1.1

CHASE ISSUANCE TRUST

CHASESERIES

CLASS A(2009-2) NOTES

TERMS AGREEMENT

Dated: May 4, 2009

To:	CHASE BANK USA, NATIONAL ASSOCIATION (the “Bank”)

Re:	Underwriting Agreement dated May 4, 2009

Series Designation: CHASEseries

Underwriters:

The Underwriters named on Schedule I attached hereto are the “Underwriters” for the purpose of this Terms Agreement (this “Agreement”) and for the purposes of the above referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein in its entirety and made a part hereof.

Terms of the Class A(2009-2) Notes:

Initial Principal Amount	Interest Rate or Formula	Price to Public
$5,000,000,000	One-month LIBOR plus 1.55% per annum	100.0000%

Interest Payment Dates: The 15th of each month or if that day is not a Business Day, as defined in the Indenture, the next succeeding Business Day, commencing June 15, 2009.

Note Ratings: “AAA” by Standard & Poor’s Rating Services and Fitch, Inc. and “Aaa” by Moody’s Investors Service, Inc.

Indenture: The Third Amended and Restated Indenture, dated as of December 19, 2007, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee, and acknowledged and accepted by the Bank, as Servicer.

Asset Pool One Supplement: The Second Amended and Restated Asset Pool One Supplement, dated as of December 19, 2007, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent, and acknowledged and accepted by the Bank, as Transferor, Servicer and Administrator.

Indenture Supplement: The Amended and Restated CHASEseries Indenture Supplement, dated as of October 15, 2004, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

Terms Document: The Class A(2009-2) Terms Document, dated as of May 12, 2009, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

Transfer and Servicing Agreement: The Third Amended and Restated Transfer and Servicing Agreement, dated as of December 19, 2007, among the Bank, as Transferor, Servicer and Administrator, Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

First USA Pooling and Servicing Agreement: The Third Amended and Restated Pooling and Servicing Agreement, dated as of December 19, 2007, between the Bank, as Transferor and Servicer, and BNY Mellon Trust of Delaware, as trustee (the “FUSA Master Trust Trustee”).

First USA Series Supplement: The Amended and Restated Series 2002-CC Supplement, dated as of October 15, 2004, between the Bank, as Transferor and Servicer, and the FUSA Master Trust Trustee.

Chase Pooling and Servicing Agreement: The Fifth Amended and Restated Pooling and Servicing Agreement, dated as of December 19, 2007, between the Bank, as Transferor and Servicer and The Bank of New York Mellon, as Trustee for the Chase Credit Card Master Trust (the “Chase Master Trust Trustee”) and paying agent.

Chase Series Supplement: The Series 2004-CC Supplement, dated as of October 20, 2004, between the Bank, as Transferor and Servicer, and the Chase Master Trust Trustee.

Purchase Price:

The purchase price payable by the Underwriters for the Notes covered by this Agreement will be the following percentage of the principal amounts to be issued:

Per Class A(2009-2) Notes: 99.7250%

Registration Statement: 333-145109.

Underwriting Discounts and Commissions, Selling Concessions and Reallowance:

The Underwriters’ discounts and commissions, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Class A(2009-2) Notes, shall be as follows:

Underwriting Discounts and Commissions	Selling Concessions	Reallowance
0.2750%	0.1650%	0.0825%

Underwriter’s Information: The information furnished by the Underwriters through the Representative for purposes of subsection 8(b) of the Underwriting Agreement consists of the chart and the third and seventh paragraphs under the heading “Underwriting” in the Prospectus Supplement.

Most Recent Quarterly Filing Date: May 4, 2009.

Closing Date: Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Bank and the Issuing Entity hereby agree that the Closing Date shall be May 12, 2009 10:30 a.m., New York Time.

Applicable Time: 5:35 p.m. (New York Time) on May 4, 2009

Location of Closing: Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036.

“Eligible Collateral” under TALF:

(1) Primary Dealers. Each of the Underwriters is a financial institution appearing on the Federal Reserve Bank of New York’s list of Primary Government Securities Dealers Reporting to the Government Securities Dealers Statistics Unit of the Federal Reserve Bank of New York (a “Primary Dealer”), and may be a party to that certain Master Loan and Security Agreement among the Federal Reserve Bank of New York (the “FRBNY”), as Lender, various Primary Dealers party thereto, the Bank of New York Mellon, as Administrator, and the Bank of New York Mellon, as Custodian (the “MLSA”), in connection with the Term Asset-Backed Securities Loan Facility (“TALF”). It is expressly intended by the parties hereto that the rights, benefits and remedies of the Underwriters set forth herein under this heading “‘Eligible Collateral’ under TALF” and in Section 8 of the Underwriting Agreement shall be for the benefit of, and shall be enforceable by, each Underwriter not only in such capacity but also in its capacity as a Primary Dealer and as a signatory to the MLSA.

(2) TALF Information. Each of the Bank and the Issuing Entity represents that the Notes covered by this Agreement constitute “eligible collateral” under TALF as of the Closing Date. The Notes covered by this Agreement, as of the Closing Date, and the Receivables, as of the Time of Sale and as of the Closing Date, satisfy all applicable criteria to be considered “prime credit card ABS” under TALF, and each of the Bank, as sponsor, and the Issuing Entity has satisfied, or by the Closing Date shall have satisfied, all applicable requirements required to be satisfied on or prior to the Closing Date under

TALF. The Time of Sale Information contains, and the Prospectus with respect to such Notes will contain, all applicable information required to be included therein under TALF.

(3) TALF Compliance. The Bank undertakes that until the maturity of the Notes covered by this Agreement, the Bank will:

(a) issue a press release and notify the FRBNY, each Underwriter and all registered holders of the Notes if the Bank determines that the statements set forth in Item 2 of the “Certification as to TALF Eligibility” attached as Annex III to the applicable Prospectus Supplement were not correct when made or have ceased to be correct, and the Bank will issue such press release and make such notification no later than 9:00 a.m. on the fourth Business Day after the Bank makes such determination; provided that the Bank undertakes to provide same Business Day notice of any change in credit rating issued by any major nationally recognized statistical rating organization (including any change in the final rating compared to a preliminary rating) that occurs after pricing of such Notes and on or prior to the Closing Date; and

(b) upon request, furnish, and cause the Issuing Entity to furnish, to any Primary Dealer that is not a party to this Agreement an undertaking concerning indemnification, in form and substance to be reasonably agreed upon between the Bank and such Primary Dealer.

(4) TALF Deliverables. The several obligations of the Underwriters hereunder are subject to the performance by the Bank and the Issuing Entity of their respective obligations hereunder and to the following additional conditions:

(a) On or prior to 1:00 p.m., New York City time, on the date that is four Business Days prior to the Closing Date (the “TALF Delivery Date”), PricewaterhouseCoopers LLP (or other independent accountants acceptable to the FRBNY) will have furnished to the Bank an attestation, in form and substance substantially similar in all material respects to the most recent Form of Auditor Attestation published by the FRBNY prior to such date, and the Bank will have delivered a copy of such attestation to the FRBNY via electronic mail, and will also deliver the original copy of such attestation to the FRBNY by first-class mail bearing a postmark of the TALF Delivery Date.

(b) On or prior to the TALF Delivery Date, the Issuing Entity and the Bank, as sponsor, will have executed the “Certification as to TALF Eligibility” relating to the Notes, in form and substance substantially similar in all material respects to (i) the form agreed to with the FRBNY or (ii) the most recent Certification as to TALF Eligibility published by the FRBNY prior to such date, and delivered such “Certification as to TALF Eligibility” to the FRBNY.

(c) On or prior to 1:00 p.m., New York City time, on the TALF Delivery Date, the Bank, as sponsor, will have executed the “Indemnity Undertaking” relating to the Notes, in form and substance substantially similar in all material respects to (i) the form agreed to with the FRBNY or (ii) the most recent Indemnity Undertaking published by the FRBNY prior to such date, and delivered such “Indemnity Undertaking” to the FRBNY via electronic mail, and will also deliver the original copy of the “Indemnity Undertaking” to the FRBNY by first-class mail bearing a postmark of the TALF Delivery Date.

(d) On or prior to the Closing Date, the Issuing Entity and the Bank, as sponsor, will have provided written confirmation that each “Primary Dealer” (as defined under TALF) with respect to the Notes is permitted to rely on the “Certification as to TALF Eligibility” relating to the Notes.

(e) Skadden, Arps, Slate, Meagher & Flom LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished a letter, dated the Closing Date, to the Representative, in form satisfactory to the Representative in its reasonable judgment, to the effect that each Primary Dealer who is also an Underwriter will be entitled to rely on the negative assurances letter described in Section 7(II)(h) of the Underwriting Agreement, or such negative assurances letter will provide for such reliance.

Payment for the Notes:

The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Series of Notes set forth opposite their names on Schedule I hereto.

J.P. MORGAN SECURITIES INC.
As Representative of the Underwriters named in Schedule I hereto

By:	/s/ R. Eric Wiedelman
Name:	R. Eric Wiedelman
Title:	Managing Director

Accepted:

CHASE BANK USA, NATIONAL ASSOCIATION

By:	/s/ Keith W. Schuck
Name:	Keith W. Schuck
Title:	President

CHASE ISSUANCE TRUST

By:	CHASE BANK USA, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Beneficiary on behalf of the Issuing Entity

By:	/s/ Keith W. Schuck
Name:	Keith W. Schuck
Title:	President

Chase Issuance Trust

CHASEseries Class A(2009-2) Terms Agreement

Signature Page

SCHEDULE I

UNDERWRITERS

$5,000,000,000 Principal Amount of CHASEseries Class A(2009-2) Notes

Principal Amount
J.P. Morgan Securities Inc.	$1,250,000,000
Banc of America Securities LLC	$1,250,000,000
Barclays Capital Inc.	$1,250,000,000
RBS Securities Inc.	$1,250,000,000

Total	$5,000,000,000

ANNEX I

TIME OF SALE INFORMATION

•	Preliminary Prospectus Supplement, dated as of May 4, 2009.

•	Class A(2009-2) Transaction Summary, dated as of May 4, 2009, as filed with the Commission on May 4, 2009 by Chase Bank USA, National Association (CIK# 0000869090).

ANNEX II

ISSUER FREE WRITING PROSPECTUSES

•	Class A(2009-2) Transaction Summary dated May 4, 2009, as filed with the Commission on May 4, 2009 by Chase Bank USA, National Association (CIK# 0000869090).

•	Class A(2009-2) Transaction Summary dated May 4, 2009, as filed with the Commission on May 5, 2009 by Chase Bank USA, National Association (CIK# 0000869090).